UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Appointment of an Officer

On October 26, 2022, Vinco Ventures, Inc. (the “Company”) entered into an engagement agreement with Ankura Consulting Group for interim CFO services, with Brendan Bosack, one of its principals, named as Interim CFO of the Company. The agreement calls for services to be rendered at $900 per hour up to $30,000 per month. The agreement is for an indefinite term and cancellable by either party.

Brendan Bosack is a Senior Managing Director at Ankura, an advisory CFO firm, with over 20 years of experience guiding public and private companies through periods of transition, creating value for existing and future stakeholders. In leadership roles, Brendan employs a whole-to-part style, creating a framework to drive action in organizations. Brendan has an expansive background incorporating technology and process improvement experience when developing solutions. Prior to his role at Ankura, Brendan was a Vice President of Finance for two operating divisions at Eastman Kodak Company, as well as serving as the Director of Financial Planning and Reporting. He was a Vice President in both the Turnaround and Restructuring group and Information Management Systems group at a prominent global consulting company, bringing a unique blend of technology and finance experience.

The following are positions held with dates:

an 2021 - Present | Senior Managing Director, Ankura

Aug 2018 - Jan 2021 | Managing Director, Ankura

Oct 2017 - Aug 2018 | Finance Director & VP, CFG

Sept 2015 - Oct 2017 | Director, Financial Planning and Reporting, Eastman Kodak Company

Dec 2008 - Sept 2015 | VP, AlixPartners

Feb 2000 - Dec 2008 | BMC Group

Item 8.01 Other Information

On August 26, 2022, Vinco Ventures, Inc. (the “Company”) filed a Current Report on Form 8-K in which it disclosed that it had received notification from Nasdaq that required the Company to submit to Nasdaq, on or before October 17, 2022, a Plan of Compliance with regard to the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Delinquent 10-Q”). The Plan of Compliance was submitted as of October 17, 2022 and on October 26, 2022, Nasdaq notified the Company that its Plan of Compliance has been accepted and that the Company has until January 31, 2023 to file the Delinquent 10-Q and any other required filings.

Item 9.01 Exhibits

99.1	Press Release, dated October 27, 2022
99.2	Agreement with Ankura
104	Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 27, 2022

VINCO VENTURES, INC.

By:	/s/ Ross Miller
Name:	Ross Miller
Title:	Chief Executive Officer